SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Peoples Federal Bancshares, Inc.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Maryland                                   27-2814821
-------------------------------------------           --------------------------
          (State of incorporation                         (I.R.S. Employer
             or organization)                            Identification No.)

            435 Market Street
         Brighton, Massachusetts                           02135
---------------------------------------         ---------------------------
(Address of principal executive offices)                (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

   common stock, par value $0.01 per share       The NASDAQ Stock Market LLC
   ---------------------------------------     --------------------------------
   (Title of each class to be registered)      (Name of each exchange on which
                                                each class is to be registered)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-165525

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                         ---------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

          For a description of the Registrant's securities, reference is made to "Description of Capital Stock," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-165525), initially filed with the SEC on March 17, 2010 and amended on May 4, 2010, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on Acquisition of Peoples Federal Bancshares, Inc." and "Description of Capital Stock" in the Registrant's Prospectus.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form S-1 (Registration Number 333-165525) dated March 17, 2010, as amended May 4, 2010.

2. Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on March 17, 2010 and amended on May 4, 2010).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on March 17, 2010 and amended on May 4,
          2010).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on March 17, 2010 and amended on May 4, 2010).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           PEOPLES FEDERAL BANCSHARES, INC.



Date:    June 29, 2010                 By: /s/ Maurice H. Sullivan, Jr.
                                           -----------------------------------
                                           Maurice H. Sullivan, Jr.
                                           Chief Executive Officer